UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 16, 2010 (September 14, 2010)

DOCUMENT CAPTURE TECHNOLOGIES, INC.
(Exact name of Registrant as Specified in its Charter)

Delaware	000-27773	80-0133251
(State or other jurisdiction of	(Commission File Number)	(I.R.S.Employer
incorporation or organization)		Identification Number)

1798 Technology Drive
San Jose, California 95110
 (Address of principal executive offices, Zip code)

408-436-9888
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12).

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b)).

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 8.01. Other Events.

On September 14, 2010, the Company issued a press release announcing that its board of directors authorized the Company to repurchase $2.5 million of its common stock in open market transactions or in privately negotiated transactions pursuant to Rule 10b-18 of the Securities Exchange Act of 1934, as amended.

Item 9.01. Financial Statements and Exhibits.

(a)	Exhibits.

99.1 Press Release dated September 14, 2010

This Current Report on Form 8-K may contain, among other things, certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, (i) statements with respect to the Company’s plans, objectives, expectations and intentions; and (ii) other statements identified by words such as “may”, “could”, “would”, “should”, “believes”, “expects”, “anticipates”, “estimates”, “intends”, “plans” or similar expressions. These statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. These forward-looking statements involve certain risks and uncertainties that are subject to change based on various factors (many of which are beyond the Company’s control).  The Company does not undertake a duty to update any forward looking statements made in this Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOCUMENT CAPTURE TECHNOLOGIES, INC.

Date: September 16, 2010	By:	/s/ David P. Clark
Name: David P. Clark
Title: Chief Executive Officer